EXHIBIT 99.4
AMENDMENT TO SECOND AMENDED AND RESTATED
CHANGE OF CONTROL AGREEMENT
     THIS AMENDMENT TO SECOND AMENDED AND RESTATED CHANGE OF CONTROL AGREEMENT (“Amendment”) is entered into by and between Mid-America Bancshares, Inc., a Tennessee corporation (the “Company”), and James S. Short (“Executive”) to be effective on August 15, 2007.
WITNESSETH:
     WHEREAS, Executive is a party to one certain Second Amended and Restated Change of Control Agreement (“Agreement”) signed on June 18, 2007; and
     WHEREAS, the Company has agreed to be acquired by Pinnacle Financial Partners, Inc. (“Pinnacle”) pursuant to one certain Agreement and Plan of Merger dated August 15, 2007; and
     WHEREAS, Pinnacle has required that it be allowed to close the merger transaction in either late 2007 or early 2008, assuming that all necessary shareholder and governmental approvals have been obtained and all applicable waiting periods have expired; and
     WHEREAS, the Company recognizes that a closing in late 2007 would be costly to the Executive;
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and the parties’ agreements herein contained, the Company and the Executive hereby agree that:
     1. Executive’s Right to An Adjusted Payment. Executive shall be entitled to a Change of Control Payment (as defined in the Agreement) and all indemnities and reimbursements by the Company calculated as if the merger had become effective on January 1, 2008 even if the transaction becomes effective in calendar 2007.
     2. No Other Amendment. Except as expressly amended in this Amendment, the Agreement shall remain unamended, in full force and effect.
     3. Closing in 2008. If the merger transaction closes in 2008, then this Amendment shall have no force or effect.
     IN WITNESS WHEREOF, this Agreement has been executed on August 15, 2007, to be effective immediately.

MID-AMERICA BANCSHARES, INC.
By:	/s/ Gary Scott
Gary L. Scott, Chairman

/s/ James Short
JAMES S. SHORT, Individually

BANK OF THE SOUTH
By:	/s/ David Major
David Major, Chairman